                                SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [_]  Confidential, For Use of the
[x]  Definitive Proxy Statement                Commission Only (as permitted by
[_]  Definitive Additional Materials           Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12




                              Insmed Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:


     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount Previously Paid:



          (2) Form, Schedule or Registration Statement No.:



          (3) Filing Party:



          (4) Date Filed:

                        [Insmed Incorporated Letterhead]

                                  July 3, 2000

Dear Shareholder:

     We cordially invite you to attend a Special Meeting of Shareholders (the "Special Meeting") of Insmed Incorporated (the "Company") to be held on Friday, July 28, 2000 at 10:00 a.m., local time, at the Company's headquarters at 800 East Leigh Street, Richmond, Virginia 23219.

     At the Special Meeting, you will be asked to consider and vote on the adoption and approval of a proposal to amend the Company's Articles of Incorporation, as amended, to effect a one-for-four reverse stock split of the issued and outstanding shares of the Company's Common Stock in order to reduce the number of outstanding shares.

     Complete details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting of Shareholders and Proxy Statement. Officers of the Company will be present at the Special Meeting to respond to any questions that our shareholders may have.

     The Board of Directors of the Company has determined that the proposal to be considered at the Special Meeting is in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" the proposal.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company, I wish to thank you for your continued support. We appreciate your interest.

                                    Sincerely,

                                    /s/ Geoffrey Allan, PH.D

                                    GEOFFREY ALLAN, PH.D
                                    Chairman of the Board
                                    President and Chief Executive Officer

                               Insmed Incorporated
                              800 East Leigh Street
                            Richmond, Virginia 23219

                          -----------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          -----------------------------

     The special meeting of shareholders of Insmed Incorporated will be held at 10:00 a.m., local time, on July 28, 2000, at 800 East Leigh Street, Richmond, Virginia. The meeting is called for the following purposes:

     (1) To consider and vote on the adoption and approval of the amendment to the Company's Articles of Incorporation, as amended, which will effect a one-for-four reverse stock split of the issued and outstanding shares of the Common Stock, par value $0.01 per share, of the Company; and

     (2) To transact such other business as may properly come before the special meeting, or any adjournments or postponements of the special meeting.

     The board of directors has fixed the close of business on June 26, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination at the special meeting and at Insmed Incorporated's offices at 800 East Leigh Street, Richmond, Virginia 23219, during ordinary business hours, for the examination by any Insmed Incorporated shareholder for any purpose related to the special meeting, for a period of ten days prior to the special meeting.

                                         By Order of the Board of Directors,



                                         /s/ Geoffrey Allan, Ph.D.,

                                         Geoffrey Allan, Ph.D.,
                                         Chairman of the Board
                                         President and Chief Executive Officer
Richmond, Virginia
July 3, 2000

   YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
                            PROXY CARD IMMEDIATELY.

     You are cordially invited to attend the special meeting in person. Even if you plan to be present, you are urged to mark, date, sign and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote either in person or by your proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary a written revocation or a proxy with a later date or by voting your shares in person at the special meeting.

                               INSMED INCORPORATED
                              800 East Leigh Street
                            Richmond, Virginia 23219

                                 PROXY STATEMENT
                     For the Special Meeting of Shareholders
                            to be held July 28, 2000

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Insmed Incorporated, a Virginia corporation (the "Company"), of proxies in the accompanying form for use at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the Company's headquarters at 800 East Leigh Street, Richmond, Virginia 23219, at 10:00 a.m., local time on Friday, July 28, 2000, and at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders.

     It is anticipated that this Proxy Statement and the accompanying Proxy Form will first be sent to shareholders on or about July 3, 2000. Only holders of record of shares of Common Stock, $0.01 par value ("Common Stock"), of the Company at the close of business on June 26, 2000 will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. The Company's Board of Directors has unanimously approved the matter being submitted for shareholder approval at the Special Meeting.

Voting and Revocability of Proxies

     The enclosed Proxy Form is solicited by the Company's Board of Directors, and when the Proxy Form is properly completed and returned, it will be voted as directed by the shareholder on the Proxy Form. Shareholders are urged to specify their choices on the enclosed Proxy Form. Any shareholder who executes and returns the enclosed Proxy Form may revoke it at any time before it is voted by giving written notice to the Secretary of the Company at the Company's principal office, no later than the start of the Special Meeting, or by voting in person at the Special Meeting. Unless so revoked, the shares represented by the Proxy Form will be voted in accordance with the instructions specified therein at the Special Meeting, if the Proxy Form is properly executed and is received in time for voting. If no instructions are specified on the signed Proxy Form, the shares represented by the Proxy Form will be voted "FOR" the proposal described herein and will be voted in the proxy holders' discretion as to other matters that may properly come before the Special Meeting.

     The Board of Directors of the Company has unanimously approved a proposal (the "Reverse Split Proposal") to amend the Company's Articles of Incorporation, as amended, (the "Articles") to effect a one-for-four reverse stock split of the Company's outstanding Common Stock, subject to the approval by the shareholders of the Company. The Reverse Split Proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one new share of Common Stock for each four shares of Common Stock previously issued and outstanding (the "Reverse Split"). Except as may result from the payment of cash for fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Split as each shareholder did immediately prior to the Reverse Split. If approved by the shareholders of the Company as provided herein, the Reverse Split will be effected by an amendment to the Company's Articles in substantially the form attached to this Proxy Statement as Annex I (the "Reverse Split Amendment"), and will become effective
             -------
after the Company files the Reverse Split Amendment with the State Corporation Commission of the Commonwealth of Virginia (the "SCC") and the SCC issues a Certificate of Amendment to the Articles (the "Effective Time"). The following discussion is qualified in its entirety by the full text of the Reverse Split Amendment, which is incorporated by reference herein.

     At the Effective Time, each share of Common Stock issued and outstanding at such time will automatically be reclassified and converted into one-fourth of a share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Split. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split will, instead, receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by four times the average of the closing bid and ask price per share of the Common Stock as quoted on The Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Time.

     A majority of the shares of Common Stock entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock will be required to approve the Reverse Split Proposal. Except as otherwise required by law or by the Company's Articles, any other matters submitted for shareholder approval at the Special Meeting will be decided by an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting. All proxies not voted will not be counted toward establishing a quorum for the transaction of business at the Special Meeting. All abstentions or "broker non-votes" (i.e., shares of Common Stock held by a broker or nominee not empowered to vote on a particular proposal) shall be counted for purposes of determining the presence or absence of a quorum, but such abstentions and "broker non-votes" shall not be counted for purposes of determining the number of votes cast with respect to the proposal. Accordingly, votes to "ABSTAIN" and votes "AGAINST" the proposal will have the same effect in determining whether the proposal is approved. If a broker or other record holder indicates on a Proxy Form that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Under the New York Stock Exchange Rules, which govern brokers, brokers will not have discretionary voting authority to vote on the Reverse Split Proposal and may not vote for the Reverse Split Proposal without receiving instructions from the beneficial owners of the shares of Common Stock.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. Corporate Investor Communications, Inc. has been engaged to assist in the solicitation of proxies. The Company will pay that firm approximately $15,000 for its services and reimburse its out-of-pocket expenses.

     Proxies solicited hereby will be returned to First Union National Bank, the Company's Transfer Agent, and will be tabulated by inspectors of election designated by the Board of Directors.

     The Company's street address is 800 East Leigh Street, Richmond, Virginia 23219.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of June 26, 2000, the record date for the Special Meeting (the "Record Date"), the total number of issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is approximately 108,127,568. Shareholders are entitled to one (1) vote for each share of Common Stock. A majority of the issued and outstanding shares of Common Stock present at the Special Meeting in person or by proxy constitutes a quorum for the transaction of business at the Special Meeting. The affirmative vote of the holders of a majority of all the issued and outstanding shares of Common Stock is required to approve the Reverse Split Proposal. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of June 1, 2000, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all current directors and executive officers of the Company as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon the Company's records and the most recent
Schedule 13D or 13G filed by each such person or entity and information supplied to the Company by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown. Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities. Securities as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

                           OWNERSHIP OF COMMON STOCK

                                                Shares of Insmed Incorporated Common Stock
                                                           Beneficially Owned
                                       ------------------------------------------------------------
Name & Address                           Number of Shares Beneficially Owned(1)           Percent
--------------                           -----------------------------------              -------
Pequot Capital Management, Inc.                       8,535,044(2)                          7.9%
500 Nyala Farm Road
Westport, Connecticut 06880

Ticonderoga Capital                                   8,484,998(3)                          7.8%
Suite 4360
555 California Street
San Francisco, CA 94101

Edgar G. Engleman                                     8,467,024(4)                          7.8%
BioAsia Investments, L.L.C.
575 High Street
Suite 201
Palo Alto, CA 94301

Veron International Ltd.                              6,848,237(5)                          6.3%
Chinachem Golden Plaza
Top Floor
77, Mody Road
Tsim Sha Tsui East
Kowloon, Hong Kong

Elan Pharmaceuticals Investments, Ltd.                5,727,481                             5.3%
102 St. James Court
Flatts, Smiths Parish
Bermuda, Florida

Steinar J. Engelsen                                   3,535,000(6)                          3.3%
Teknoinvest Management AS
Grev Wedels, Plass 5
P.O. Box 556 Sentrum
Oslo, Norway 0105

Kenneth G. Condon                                     3,018,334(7)                          2.8%
Boston University Nominee Partnership
147 Bay State Road
Boston, MA 02215

Geoffrey Allan                                        2,425,938(8)                          2.3%
800 E. Leigh Street
Richmond, VA 23219

Graham K. Crooke                                      1,551,361(9)                          1.4%
Suite 2525
1 Post Road
San Francisco, CA 94101

Michael D. Baer                                          91,875(10)                          *
800 E. Leigh Street
Richmond, VA 23219

Ronald D. Gunn                                          185,185(11)                          *
800 E. Leigh Street
Richmond, VA 23219

Robert A. Falconer                                       59,063(12)                          *
800 E. Leigh Street
Richmond, VA 23219

Officers & Directors As A Group (8                   19,333,780(13)                        17.9%
persons)

*    Less than 1%.

----------------------

(1) Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of June 1, 2000, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 2,857,155 shares and a warrant to purchase 1,000,195 shares held of record by Pequot International Fund, Inc. and 2,857,155 shares and a warrant to purchase 1,000,195 shares held of record by Pequot. Partners Fund, L.P. Also includes 728,152 shares held of record by Pequot Private Equity Fund, L.P. and 92,192 shares held of record by Pequot Offshore Private Equity Fund, Inc. Pequot International Fund, Inc,. Pequot. Partners Fund, L.P., Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc. are managed by Pequot Capital Management, Inc.

(3) Includes 8,484,998 shares owned by Ticonderoga Partners III, LP, of which Ticonderoga Associates III, LLC is the General Partner.

(4) Dr. Engleman, a director of Insmed Incorporated, currently has the right to purchase 35,000 shares upon exercise of options. The number of shares listed opposite Dr. Engleman's name includes the shares owned by BioAsia Investments, L.L.C. of which Dr. Engleman is a general partner. Dr. Engleman disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.

(5)  Includes 1,000,195 shares issuable upon the exercise of a warrant.

(6) Dr. Engelsen, a director of Insmed Incorporated, currently has the right to purchase 35,000 shares upon exercise of options. The number of shares listed opposite Dr. Engelsen's name also includes 3,500,000 owned by Teknoinvest Management AS. Dr. Engelsen disclaims beneficial ownership of these shares except to the extent of his proportional interest.

(7) Kenneth G. Condon, a director of Insmed Incorporated, currently has the right to purchase 52,500 shares upon exercise of options. The number of shares listed opposite Mr. Condon's name also includes 2,965,834 shares owned by Boston University Nominee Partnership of which he is a partner. Mr. Condon disclaims beneficial ownership of these shares.

(8) Includes 718,473 shares issuable upon exercise of options, which options are exercisable within 60 days of June 1, 2000.

(9) Dr. Crooke, a director of Insmed Incorporated, has the right to purchase 52,500 shares upon exercise of options. Also included are 50,820 shares beneficially owned by Dr. Crooke, which shares are held by Warburg Dillon Read LLC, as agent for Dr. Crooke,1,361,619 shares held by Warburg Dillon Read LLC, as agent, for certain other current and former employees of Warburg Dillon Read LLC and 86,422 shares held by Lexington Partners IV, LP an investment partnership formed for the benefit of certain other current and former employees of Warburg Dillon Read LLC. Dr. Crooke disclaims beneficial ownership of these shares except to the extent of his proportional interest and except as indicated above and directly by him. The number of shares listed opposite Dr. Crooke's name no longer includes 8,484,998 shares owned by Ticonderoga Partners III, LP, of which Ticonderoga Associates III, LLC is the General Partner. Dr. Crooke was a consultant to Ticonderoga Associates, III, LLC until June 6, 2000, and was a principal of that firm from September, 1997 until March, 2000.

(10) Includes 13,125 shares issuable upon exercise of options, which options are exercisable within 60 days of June 1, 2000.

(11) Includes 185,185 shares issuable upon exercise of options, which options are exercisable within 60 days of June 1, 2000.

(12) Includes 13,125 shares issuable upon exercise of options, which options are exercisable within 60 days of June 1, 2000.

(13) Represents the shares referenced in footnotes (4) and (6)-(12).

                 PROPOSAL TO BE VOTED ON AT THE SPECIAL MEETING

               PROPOSAL -- AMENDMENT TO THE COMPANY'S ARTICLES OF
              INCORPORATION, AS AMENDED, TO EFFECT A ONE-FOR-FOUR
                   REVERSE STOCK SPLIT OF THE COMPANY'S ISSUED
                          AND OUTSTANDING COMMON STOCK

Introduction

     The Board of Directors of the Company has unanimously approved the Reverse Split Amendment to the Company's Articles, pursuant to which each four shares of Common Stock of the Company will become one share of Common Stock. The shareholders are being asked to approve this proposed Reverse Split Amendment to the Articles. If the Company's shareholders approve the Reverse Split, it will take effect after the Company files the Reverse Split Amendment to the Articles with the SCC and the SCC issues a Certificate of Amendment. The percentage ownership of each shareholder of the Company will not change as a result of the Reverse Split.

     The Company expects that, if the shareholders at the Special Meeting approve the Reverse Split Proposal, the Reverse Split Amendment will be filed promptly. However, notwithstanding approval of the Reverse Split Proposal by the shareholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Split Amendment, if the Board of Directors determines that filing the Reverse Split Amendment would not be in the best interest of the Company's shareholders at such time. Factors leading to such a determination could include, without limitation, any possible effect on The Nasdaq SmallCap Market listing or future securities offerings.

Purpose of Reverse Split

     On May 31, 2000, the Company completed a merger with Celtrix Pharmaceuticals, Inc. and a $34.5 million equity financing. As a result of these transactions the Company has approximately 108 million shares outstanding, which are substantially more than other biopharmaceutical companies of a similar stage of development. The principal purpose of the Reverse Split is to reduce the number of outstanding shares of Common Stock to a number that is more comparable with those of similar companies in the biopharmaceutical industry.

     The Board of Directors also believes that the current per share price of the Common Stock may limit the marketability of the Common Stock. Many brokerage firms and institutional investors are reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios. The Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by institutional investors and other members of the financial community, and that such increased interest may promote greater liquidity for the Company's shareholders. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Split and no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split or that the post-Reverse Split market price can be maintained.

     The Nasdaq Marketplace Rules allow an issuer to list its securities on the Nasdaq National Market if it has a minimum bid price of $5.00 per share and satisfies certain other conditions. The Board of Directors hopes the Company will satisfy all of these conditions following approval of the Reverse Split Proposal and will be approved for listing on the Nasdaq National Market. If the Company's shares are listed on the Nasdaq National Market, the Board believes an investment in the Company's Common Stock will be more attractive to certain institutional investors. Shares listed on the Nasdaq National Market are also generally exempt from the registration requirements of state "blue sky" laws. Even if the Reverse Stock Split is approved by the Company's shareholders, no assurance can be given that the Company's common stock will be listed on the Nasdaq National Market.

     The Company's shares of Common Stock have been listed, and have traded, on The Nasdaq SmallCap Market since June 1, 2000, the day immediately following the effective time of the reorganizations of Insmed Pharmaceuticals, Inc. and Celtrix Pharmaceuticals, Inc. into wholly-owned subsidiaries of the Company. The Nasdaq SmallCap Market informed the Company in a letter dated May 30, 2000, that as a condition to the Company's initial listing on The Nasdaq SmallCap Market, it must either (i) effect a reverse stock split, or (ii) maintain a closing inside bid price of at least $4.00 for ten consecutive trading days prior to July 30, 2000. Nasdaq notified the Company that if the Company does not meet one of these two conditions prior to July 30, 2000, the Company's securities will be delisted from The Nasdaq SmallCap Market.

     If the Company's securities are delisted from The Nasdaq SmallCap Market, trading, if any, of the Company's securities would thereafter have to be conducted in the over-the-counter market. In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were to be delisted from trading on The Nasdaq SmallCap Market and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq and non-national exchange equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock. The Company believes that, if the Reverse Split is approved, the Company will avoid being delisted from The Nasdaq SmallCap Market although it will still need to comply with The Nasdaq SmallCap Market continued listing requirements.

     Even though a reverse stock split, by itself, does not impact a company's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a company's equity capital. The Board of Directors, however, believes that this risk is offset by the prospect that the Reverse Split will improve the likelihood that the Company will be able to maintain its listing on The Nasdaq SmallCap Market and may, by increasing the per share bid price, permit the Company to list the Common Stock on the Nasdaq National Market and make an investment in the Common Stock more attractive for certain investors. There can be no assurance, however, that approval of the Reverse Split will succeed in raising the bid price of the

Company's Common Stock or that The Nasdaq SmallCap Market would not delist the Company's Common Stock for other reasons in the future.

     For the above reasons, the Company believes that the Reverse Split is in the best interests of the Company and its shareholders. There can be no assurance, however, that the market price of the Common Stock after the Reverse Split will be equal to the market price before the Reverse Split multiplied by the split number, or that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

Implementation Of The Reverse Split

     Pursuant to the Reverse Split each holder of four shares of Common Stock, par value $.01 per share (the "Old Common Stock"), immediately prior to the effectiveness of the Reverse Split would become the holder of one share of Common Stock, par value $.01 per share (the "New Common Stock").

     The Reverse Split will become effective after the Company files the Reverse Split Amendment with the SCC and the SCC issues a Certificate of Amendment to the Articles. If the Reverse Split is approved by the shareholders, the Board of Directors intends to cause the Reverse Split Amendment to be filed as soon as practicable after the date of the meeting. However, notwithstanding approval of the Reverse Split Proposal by the shareholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Split Amendment, if the Board of Directors determines that filing the Reverse Split Amendment would not be in the best interest of the Company's shareholders at such time. Upon the effectiveness of the proposed Reverse Split Amendment, Article III of the Company's Articles would be amended substantially as set forth in Annex I hereto.
                -------

Effects Of The Reverse Split

     The Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating its registration under the Exchange Act in order to become a "private" company.

     With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. The Reverse Split will not affect the number of authorized shares. Accordingly, the Reverse Split will have the effect of creating additional authorized and unreserved shares of the Company's Common Stock. The Company has no current plans to issue such shares; however, such shares may be used by the Company for general corporate purposes.

     The increase in the authorized but unissued shares of Common Stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or any amendment to the Company's Articles would not receive the shareholder vote required for approval thereof. The Board of Directors has no current plans to issue any shares of Common Stock for any such purpose and does not intend to issue any stock except on terms or for reasons which the Board of Directors deems to be in the best interests of the Company and its shareholders.

     The Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     The Company is presently authorized to issue a maximum of 500,000,000 shares of Common Stock. As a result of the Reverse Split, the approximately 108,127,568 shares of Common Stock outstanding on June 26, 2000, will become approximately 27,031,892 shares of Common Stock and any other shares issued prior to the Effective Time will be similarly adjusted. The per share par value of the Common Stock will not change as a result of the Reverse Split. In addition, at the Effective Time each option and warrant to purchase Common Stock and any other convertible security outstanding on the Effective Time will be adjusted so that the number of shares of Common Stock issuable upon their exercise shall be divided by four (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option and warrant shall be multiplied by four. No fractional shares will be issued upon the Reverse Split. In lieu thereof, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest as described herein.

     The shares of Common Stock issuable upon approval of the Reverse Split Amendment will be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of Common Stock will not be affected substantively by adoption of the Reverse Split Amendment or implementation of the Reverse Split.

Exchange of Stock Certificates

     Upon the effectiveness of the Reverse Split Amendment, the Reverse Split will occur without any further action on the part of shareholders of the Company and without regard to the date or dates on which the stock certificates are physically surrendered in exchange for certificates representing the number of shares of New Common Stock such shareholders are entitled to receive as a consequence of the Reverse Split. As soon as practicable after the effectiveness of the Reverse Split, transmittal letters will be mailed to each record holder of the Company's Common Stock on the date of such effectiveness to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of New Common Stock such shareholders are entitled to receive as a result of the Reverse Split. After receipt of such transmittal letter, each shareholder should surrender the stock certificates issued prior to the Reverse Split and such shareholder will receive in exchange therefor certificates representing the whole number of shares of New Common Stock to which he or she is entitled and any cash which may be payable in lieu of any fractional share. Such transmittal letters will be accompanied by instructions specifying other details of the exchange. Shareholders should not send in their certificates until they receive a transmittal letter.

     After the effectiveness of the Reverse Split, each certificate representing shares of Old Common Stock will, until surrendered and exchanged as provided above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of New Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares evidenced by such certificate have been converted.

     No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

Fractional Shares

     No fractional shares of New Common Stock will be issued in connection with the Reverse Split. Instead, holders of the Old Common Stock who would otherwise be entitled to receive fractional shares of the New Common Stock because they hold a number of Old Common Stock not evenly divisible by four will be entitled to receive from the Company a cash payment equal to the fair market value, as determined by the Board of Directors, of any fractional shares of New Common Stock resulting from the Reverse Split. The fair market value shall be based on the average of the closing bid and ask price for the Old Common Stock as quoted on The Nasdaq SmallCap Market on each of the five trading days preceding the date on which the Reverse Split becomes effective. The funds required to purchase fractional shares resulting from the Reverse Split will be paid from the Company's current cash funds. It is not expected that the amount necessary to effect the cancellation of fractional shares will be material.

Federal Income Tax Consequences of the Reverse Split

     The following is a summary of the material federal income tax consequences of the Reverse Split to a Company shareholder and is for general information purposes only. Shareholders should consult their own tax advisors as to any federal, state, local and foreign tax effects of the Reverse Split in light of their individual circumstances.

     The change of the Old Common Stock into the New Common Stock should not have material federal income tax consequences to shareholders of the Company. The change of the Old Common Stock into the New Common Stock generally will not cause any gain or loss to be recognized by a shareholder, except for cash received for a fractional share. A shareholder who receives cash for a fractional share will recognize gain or loss equal to the difference between the amount of cash received and the shareholder's basis in the fractional share. The aggregate basis of the shares of New Common Stock, including any fractional share for which a shareholder receives cash, will be the same as the aggregate basis of the Old Common Stock held by the shareholder. A shareholder's holding period for shares of New Common Stock will include the holding period for shares of Old Common Stock held by the shareholder if they are held as a capital asset at the effective time of the Reverse Stock Split.

     EACH SHAREHOLDER SHOULD CONSULT WITH THE SHAREHOLDER'S OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF THE SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

Accounting Effects of the Reverse Split

     Following the Effective Time, the par value of the Company's Common Stock will remain at $0.01 per share. As a result, the Company's stated capital will be reduced and capital in excess of par value (paid-in capital) increased accordingly. Shareholders' equity will remain unchanged.

No Dissenter's Rights

     Under Virginia law, shareholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Split.

Miscellaneous

     The Board of Directors may abandon the Reverse Split at any time before or after the Special Meeting and prior to the filing of the Reverse Split Amendment to the Articles related thereto with the SCC if for any reason the Board of Directors deems it advisable to do so.

Approval Required

     In order for the shareholders of the Company to authorize the Reverse Split by adoption of the aforementioned Reverse Split Amendment to the Articles, a majority of the shares of outstanding Common Stock entitled to vote, at the meeting must vote in person or by proxy in favor of this proposal. Votes that are withheld and shares held in street name that are not voted on this proposal will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED, EFFECTING THE REVERSE SPLIT.

                                  OTHER MATTERS

     At the date of this Proxy Statement the Company does not know of any business to be presented for consideration at the Special Meeting other than stated in the Notice of this Meeting. It is intended, however, that the persons authorized by the Company to hold proxies solicited by this Proxy Statement may, in the absence of instruction to the contrary, vote or act in accordance with their best judgment with respect to any other proposal presented for action at this Special Meeting.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Special Meeting will be paid by the Company. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone, facsimile, telex or telegraph. No additional compensation will be received by any officer, director or employee of the Company in connection with any such proxy solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by the Company to forward proxy soliciting material to beneficial owners of shares held of record by them, and upon request, the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 2001 Annual Meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for the 2001 Annual Meeting of Shareholders, shareholder proposals must be received at the Company's headquarters, attention of the Secretary, 800 East Leigh Street, Richmond, Virginia 23219 no later than October 8, 2000, and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

     The Company's bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company not later than 90 days nor more than 120 days prior to the anniversary of the date of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. As to each matter, the notice should contain (i) a brief description of the matter and the reasons for addressing it at the annual meeting, (ii) the name, record address of and number of shares beneficially owned by the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of shares entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business and (iv) any material interest of the shareholder in such business.

                                                                         Annex I

                             Reverse Split Amendment

Article III of the Company's Articles of Incorporation, as amended, shall be amended by the addition of the following additional paragraph after the last paragraph of that Article III:

     8. Reverse Stock Split. Simultaneously with the effective date of this amendment (the "Effective Time"), each four shares of the Company's Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall, automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Split"), into one share of the Company's outstanding Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive a cash payment in U.S. dollars equal to such fraction multiplied by four times the average of the closing bid and ask price per share of Common Stock as quoted on The Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Time. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not surrendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which it was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Time, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Articles of Incorporation, as amended, to the "Common Stock" shall, after the Effective Time, refer to the "New Common Stock".

                              INSMED INCORPORATED
      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A Special Meeting of
                   Shareholders to Be Held on July 28, 2000

                                 -------------

  The undersigned hereby appoints Geoff Allan and Michael D. Baer and each of them, proxies (and if the undersigned is a proxy, substitute proxies), with full power of substitution and revocation, to represent and vote all shares of common stock of Insmed Incorporated (the "Company") standing in the name of the undersigned at the special meeting of shareholders of said Company at the Company's headquarters, 800 East Leigh Street, Richmond, Virginia 23219, on Friday, July 28, 2000, at 10:00 A.M., local time, and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matter and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated July 3, 2000.

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE REVERSE SIDE. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

  The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Proxy Statement dated July 3, 2000, relating to this special meeting.

                  (Please date and sign on the reverse side.)

  The Board of Directors of INSMED INCORPORATED recommends a vote FOR:

  The adoption and approval of an amendment to the Company's Articles of Incorporation, as amended, to effect a one-for-four reverse stock split of the issued and outstanding shares of the Common Stock, par value $0.01 per share, of the Company.

          FOR [_]               AGAINST [_]               ABSTAIN [_]

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

                                                Please sign exactly as your
                                              name appears hereon. When shares
                                              are held by joint tenants, only
                                              one of such persons need sign.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate
                                              name by the president or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by an
                                              authorized person. Please mark,
                                              sign, date and return the proxy
                                              card promptly, using the
                                              enclosed envelope.

                                              SIGNATURE:

                                              SIGNATURE:

                                              DATED: , 2000
                                              Please complete, date, sign and
                                              return this proxy promptly in
                                              the accompanying envelope.